Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of TransDigm Group Incorporated:

(1)	Registration Statements (Form S-8 No. 333-174122 and Form S-8 No. 333-152847) pertaining to the TransDigm Group Incorporated 2006 Stock Incentive Plan,

(2)
Registration Statement (Form S-8 No. 333-132808) pertaining to the TransDigm Group Incorporated 2006 Stock Incentive Plan and the TransDigm Group Fourth Amended and Restated 2003 Stock Option Plan, as amended, and

(3)	Registration Statement (Form S-8 No. 333-200204) pertaining to the TransDigm Group 2014 Stock Option Plan;

of our report dated November 21, 2018, with respect to the consolidated financial statements of Esterline Technologies Corporation for the fiscal year ended September 28, 2018, incorporated by reference into this Current Report on Amended Form 8-K of TransDigm Group Incorporated.

        /s/ Ernst & Young LLP

Seattle, Washington
May 30, 2019